UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 17, 2002

COMMISSION FILE NO. 0-25842
PG&E Gas Transmission, Northwest Corporation
(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5.    Other Events

Acquisition

On December 11, 2002, PG&E Gas Transmission, Northwest Corporation (PG&E GTN) completed the purchase of the 100 percent membership interest in North Baja Pipeline, LLC (NBP) from PG&E Gas Transmission Holdings Corporation (PG&E GTH), effective as of the close of business on October 31, 2002. PG&E GTN and PG&E GTH are both wholly owned, indirect subsidiaries of PG&E National Energy Group, Inc. NBP is an interstate gas pipeline engaged in transportation of natural gas from Arizona to a point on the U.S.-Mexico border in California.

The transaction is valued at $155.3 million. The terms and conditions of the purchase and sale of the outstanding interest are more fully set forth in the Membership Interest Purchase Agreement filed as Exhibit 99 herewith. In summary, PG&E GTN has agreed to pay to PG&E GTH $63.3 million in cash and has acquired the NBP membership interest subject to NBP’s existing indebtedness and remaining construction commitments of $92 million, which amount includes $75 million previously borrowed from GTN. The transaction was funded through available cash on hand and $58.0 million borrowed under GTN’s existing credit facility.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Exhibit

99
Membership Interest Purchase Agreement by and between PG&E Gas Transmission Holdings Corporation, a California corporation and PG&E Gas Transmission, Northwest Corporation a California corporation, dated as of December 11, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

December 17, 2002	PG&E GAS TRANSMISSION, NORTHWEST CORPORATION

	By:	/s/ JOHN R. COOPER
John R. Cooper Senior Vice President, Chief Financial Officer and Treasurer